UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 11, 2007

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 11, 2007, Ladder Companies, Inc. (“Ladder”) and Tri-Flow, Inc. (“Tri-Flow”), wholly-owned subsidiaries for Cano Petroleum, Inc. (“Cano”), entered into an Agreement for Purchase and Sale with Anadarko Minerals, Inc. (“Anadarko”) pursuant to which Ladder and Tri-Flow sold their interests in the Rich Valley Properties (the “Properties”).  The Properties are located in Grant County, Oklahoma, Garfield County, Oklahoma and Meade County, Kansas, and as of July 1, 2006, had proved reserves of 602 MBOE, all of which were proved producing.  The Properties have net production of 120 barrels of oil equivalent per day, and total gross and net acreage of 4,500 acres and 3,690 acres, respectively.  The purchase and sale of the Properties has an effective date of April 1, 2007.

Anadarko paid approximately $7.0 million for the Properties, including the equipment associated with the Properties.  All of the funds received by Ladder and Tri-Flow were used to reduce the outstanding balance under the Credit Agreement dated as of November 29, 2005 by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent and Senior Lender, and Natixis as a lender, as amended, (the “Credit Agreement”).  After giving effect to the reduction on June 11, 2007, Cano had approximately $27.5 million outstanding under the Credit Agreement.  In connection with the sale of the Properties, the borrowing base under the Credit Agreement has been reduced to $44 million.

The Agreement for Purchase and Sale is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.                                         Financial Statements and Exhibits.

(d)                                 Exhibits

2.1                                Agreement for Purchase and Sale among Ladder Companies, Inc. and Tri-Flow, Inc., as Seller, and Anadarko Minerals, Inc., as Buyer, dated June 11, 2007.  (Certain of the schedules and exhibits have been omitted from this filing.  An exhibit to the schedules and exhibits is contained in the Agreement for Purchase and Sale and the omitted schedules and exhibits are available to the Securities and Exchange Commission upon request.)

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: June 12, 2007

	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement for Purchase and Sale among Ladder Companies, Inc. and Tri-Flow, Inc., as Seller, and Anadarko Minerals, Inc., as Buyer, dated June 11, 2007. (Certain of the schedules and exhibits have been omitted from this filing. An exhibit to the schedules and exhibits is contained in the Agreement for Purchase and Sale and the omitted schedules and exhibits are available to the Securities and Exchange Commission upon request.)